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Exhibit (a)(1)(F)

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

        Guidelines for Determining the Proper Identification Number to Give the Payor—Social Security numbers (SSNs) have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers (EINs) have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give:

For this type of account:			Give the name and SSN of:	For this type of account:		Give the name and EIN of:

1.	Individual		The individual	6.	Sole proprietorship	The owner[3]
2.	Two or more individuals (joint account)		The actual owner of the account or, if combined funds, the first individual on the account[1]	7.	A valid trust, estate, or pension trust	Legal entity[4]
3.	Custodian account of a minor (Uniform Gift to Minors Act)		The minor[2]	8.	Corporate	The corporation
4.	a.	The usual revocable savings trust (grantor is also trustee)	The grantor-trustee[1]	9.	Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
	b.	So-called trust account that is not a legal or valid trust under state law	The actual owner[1]	10.	Partnership	The partnership
5.	Sole proprietorship		The owner[3]	11.	A broker or registered nominee	The broker or nominee
				12.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agriculture program payments	The public entity

1
List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished.

2
Circle the minor's name and furnish minor's SSN.

3
You must show your individual name, but you may also enter your business or "DBA" name. You may use either your SSN or EIN (if you have one).

4
List first and circle the name of the legal trust, estate or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

         OBTAINING A NUMBER

If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service, or by calling 1 (800) TAX-FORM, and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding include the following:

  •
  An organization exempt from tax under section 501(a), any individual retirement account (IRA), or a custodial account under Section 403(b)(7) if the account satisfies the requirements of Section 401(f)(2).
  •
  The United States or any of its agencies or instrumentalities.
  •
  A State, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.
  •
  A foreign government or any of its political subdivisions, agencies or instrumentalities.
  •
  An international organization or any of its agencies or instrumentalities.

Payees that may be exempt from backup withholding include the following:

  •
  A corporation.
  •
  A foreign central bank of issue.
  •
  A registered dealer in securities or commodities registered in the United States, the District of Columbia, or a possession of the United States.
  •
  A futures commission merchant registered with the Commodity Futures Trading Commission.
  •
  A real estate investment trust.
  •
  An entity registered at all times during the tax year under the Investment Company Act of 1940.
  •
  A common trust fund operated by a bank under section 584(a).
  •
  A financial institution.
  •
  A middleman known in the investment community as a nominee or custodian.
  •
  An exempt charitable remainder trust, or a non-exempt trust described in section 4947.

EXEMPT PAYEES DESCRIBED ABOVE SHOULD FILE SUBSTITUTE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, CERTIFY THAT YOU ARE EXEMPT FROM BACKUP WITHHOLDING, SIGN AND DATE THE FORM, AND RETURN IT TO THE PAYOR.

PRIVACY ACT NOTICE—Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payors who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payors must be given the numbers whether or not recipients are required to file tax returns. Payors must generally withhold 30% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payor. Certain penalties may also apply.

PENALTIES

(1) Failure to Furnish Taxpayer Identification Number. If you fail to furnish your taxpayer identification number to a payor, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information with respect to Withholder. If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) Criminal Penalty for Falsifying Information. Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

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GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9